Exhibit 99.1

                MoSys, Inc. Reports Second Quarter 2007
                          Financial Results


    SUNNYVALE, Calif.--(BUSINESS WIRE)--July 31, 2007--MoSys, Inc. (MoSys), (NASDAQ: MOSY), the industry's leading provider of high-density system-on-chip (SoC) embedded memory intellectual property (IP), today reported financial results for its second quarter ended June 30, 2007.

    Second Quarter Highlights

    Total revenue for the second quarter of 2007 was $4.3 million, representing a 38 percent increase compared to $3.1 million in the first quarter of 2007. Second quarter total revenue increased 85 percent as compared to $2.3 million for the second quarter of 2006.

    Second quarter total revenue included $2.1 million of licensing revenue as compared to $1.1 million in the first quarter of 2007, representing a sequential increase of 86 percent, and $1.7 million in the second quarter of 2006. Royalty revenue was $2.2 million as compared to $2.0 million in the previous quarter and $639,000 in the same period a year ago. The Company recorded licensing revenue from 14 different chip development projects compared to 12 projects in the previous quarter, and royalty revenue from 16 different licensees, which was consistent with the previous quarter.

    The second quarter gross margin percentage determined in accordance with U.S. generally accepted accounting principles (GAAP) was 84 percent as compared to 82 percent in the first quarter of 2007 and 84 percent in the second quarter of 2006.

    Total operating expenses were $4.9 million as compared to $4.7 million in the first quarter of 2007.

    On a GAAP basis, net loss for the quarter was $146,000, or breakeven per share, including stock-based compensation charges of $794,000. This compares to a net loss of $969,000, or ($0.03) per share, in the previous quarter and a net loss of $2.1 million, or ($0.07) per share, in the second quarter of 2006. Earnings per share for the quarter on a GAAP basis were computed using 31,945,000 shares.

    The non-GAAP net income for the second quarter of 2007, which excludes the total stock-based compensation charges of $794,000, was $648,000, or $0.02 fully diluted per share. Net income per share for the quarter on a non-GAAP basis was computed using 32,882,000 shares. A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

    Cash, cash equivalents and long and short-term investments totaled approximately $87.6 million as of June 30, 2007, an increase from the approximately $84.3 million as of December 31, 2006.

    "During the second quarter, we signed another Technology License agreement for our 1T-SRAM(R) at an advanced process node. This agreement will enable NEC Electronics (NEC) to incorporate our 1T-SRAM technology onto their 55nm process for use in chip implementations targeting next-generation consumer, graphics and networking applications," stated Chet Silvestri, CEO of MoSys, Inc. "This agreement aligns with our strategy to sign technology license agreements with major semiconductor manufacturers at the most advanced process nodes and is further evidence of the scalability of our technology. In addition to our technology license progress, we are pleased with the growth in royalties that we are achieving due to the incorporation of our 1T-SRAM technology into the Nintendo Wii game console. The success of this game console is contributing to quarter-over-quarter growth in royalty revenues and increasing the visibility of our 1T-SRAM technology in the marketplace."

    "With respect to our other major technology initiative, we announced the tape-out of our first 1T-FLASH(TM) memory macro during the quarter. This macro completes an important milestone in our first customer licensing agreement and signals the beginning of our market roll-out of this technology to other customers," continued Mr.
Silvestri.

    Mr. Silvestri continued, "In another important milestone for the quarter, we announced the acquisition of a number of Mixed Signal chip designs from Atmel Corporation. One of these chip designs is an Analog Front End (AFE) targeted at the High Definition/Blue Ray DVD market. Another chip design is an 8 port Gigabit Switch, which is targeted at the networking market. These product acquisitions support our strategy to further penetrate the high-volume consumer multimedia and networking markets and complements our 1T-SRAM and 1T-FLASH(TM) memory IP offerings. By expanding our technology portfolio with these products, we can offer our licensees a more complete set of IP to support their system solutions."

    Business Outlook

    The Company's Chief Executive Officer and Chief Financial Officer will comment further on the highlights of the second quarter and provide additional financial details on the Company's business outlook during their conference call at 1:30 p.m. (PT) on Tuesday, July 31, 2007.

    Second Quarter 2007 Financial Results Webcast / Conference Call

    MoSys management will host a conference call and webcast with investors today, July 31, 2007, at 1:30 p.m. Pacific time (4:30 p.m. Eastern time) to discuss the second quarter 2007 financial results and the business outlook. Investors and other interested parties may access the call by dialing 1-866-203-3206 in the U.S. (1-617-213-8848 outside of the U.S.), and entering the passcode 69285920 at least 10 minutes prior to the start of the call. In addition, an audio webcast will be available through the MoSys website at http://www.mosys.com. A telephonic replay will be available for 48 hours following the call at 888-286-8010 in the U.S. (617-801-6888 outside of the U.S.), passcode of 58674627.

    Use of Non-GAAP Financial Measures

    To supplement MoSys' consolidated financial statements presented in accordance with GAAP, MoSys uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation and the effects of our adoption of Statement of Financial Accounting Standard No. 123R (SFAS 123R) upon the number of shares used in calculating non-GAAP loss per share. MoSys management uses the above non-GAAP financial measures internally to understand, manage and evaluate our business. MoSys believes it is useful for itself and investors to review, as applicable, both GAAP information and the non-GAAP measures, which exclude the effects of stock-based compensation and the effects of our adoption of Statement of SFAS 123R, in order to assess the performance of our continuing operations and for planning and forecasting in future periods. The presentation of these non-GAAP measures is intended to provide investors with an understanding of our operational results and trends that enables them to analyze our base financial and operating performance and facilitate period-to-period comparisons and analysis of operational trends. MoSys believes the presentation of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making.

    Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is provided in a table immediately below the Condensed Consolidated Statements of Operations. For additional information regarding these non-GAAP financial measures, and management's explanation of why it considers such measures to be useful, refer to the Form 8-K dated July 31, 2007 that we have submitted to the Securities and Exchange Commission.

    Forward-Looking Statements

    This press release may contain forward-looking statements about the Company including, without limitation, benefits and performance expected from use of the Company's 1T-SRAM and 1T-FLASH, and Mixed Signal technologies.

    Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include but are not limited to, customer acceptance of our 1T-SRAM, 1T-FLASH or Mixed Signal technologies, the timing and nature of the license agreements being signed with our customers and their requests for our services under existing license agreements, the timing of customer acceptance of our work under such agreements, the level of commercial success of licensees' products, ease of manufacturing and yields of devices incorporating our 1T-SRAM, our ability to enhance the 1T-SRAM technology or develop new technologies, the level of intellectual property protection provided by our patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which we may be or may become a party from time to time, the vigor and growth of markets served by our licensees and customers and operations of the Company and other risks identified in the Company's most recent annual report on Form 10-K filed with the Securities and Exchange Commission, as well as other reports that MoSys files from time to time with the Securities and Exchange Commission. MoSys undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

    About MoSys, Inc.

    Founded in 1991, MoSys (Nasdaq:MOSY), develops, licenses and markets industry-leading embedded memory IP for semiconductors. MoSys' patented 1T-SRAM(R) and 1T-FLASH(TM) technologies offer a combination of high density, low power consumption, high speed and low cost that is unmatched by other memory technologies. MoSys licensees have shipped more than 110 million chips incorporating 1T-SRAM, demonstrating excellent manufacturability in a wide range of silicon processes and applications. MoSys is headquartered at 755 N. Mathilda Avenue, Sunnyvale, California 94085. More information is available at http://www.mosys.com. 1T-SRAM is a registered trademark and 1T-FLASH is a trademark of MoSys, Inc.



                             MOSYS, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share amounts)

                         Three Months Ended       Six Months Ended
                              June 30,                June 30,
                          2007        2006        2007        2006
                       ----------- ----------- ----------- -----------
                       (unaudited) (unaudited) (unaudited) (unaudited) Net Revenue:
 Licensing                  2,159       1,701       3,317       3,969
 Royalty                    2,170         639       4,149       1,893
                       ----------- ----------- ----------- -----------
  Total net revenue         4,329       2,340       7,466       5,862

Cost of Net Revenue:
 Licensing                    678         381       1,242         734
                       ----------- ----------- ----------- -----------
  Total cost of net
   revenue                    678         381       1,242         734

Gross Profit                3,651       1,959       6,224       5,128

Operating Expenses:
 Research and
  development               2,101       2,129       4,179       4,081
 Selling, general and
  administrative            2,825       2,806       5,405       5,435
                       ----------------------- -----------------------
  Total operating
   expenses                 4,926       4,935       9,584       9,516

 Loss from operations      (1,275)     (2,976)     (3,360)     (4,388)

 Other income/expenses      1,232         926       2,296       1,378
                       ----------- ----------- ----------- -----------
  Loss before income
   taxes                      (43)     (2,050)     (1,064)     (3,010)

 Benefit (provision)
  for income taxes           (103)        (14)        (51)        (28)
                       ----------- ----------- ----------- -----------

Net loss                    $(146)    $(2,064)    $(1,115)    $(3,038)
                       =========== =========== =========== ===========

Net loss per share
 Basic                     ($0.00)     ($0.07)     ($0.04)     ($0.10)
 Diluted                   ($0.00)     ($0.07)     ($0.04)     ($0.10)

Shares used in
 computing net loss
 per share
 Basic                     31,945      31,293      31,820      31,157
 Diluted                   31,945      31,293      31,820      31,157




                             MOSYS, INC.
 Reconciliation of GAAP to Non-GAAP Net Income (Loss) and Net Income
                           (Loss) Per Share
               (In thousands, except per share amounts)
                             (unaudited)

                                      Three Months      Six Months
                                         Ended             Ended
                                        June 30,         June 30,
                                     2007    2006     2007     2006
                                    ------- -------- -------- --------

GAAP net loss                        $(146) $(2,064) $(1,115) $(3,038)
  Stock compensation expense
     -Cost of revenue                  122       52      222      104
     -Research and development         224      235      529      462
      Selling, general and
     - administrative                  448      337      929      661
                                    ------- -------- -------- --------
      Total stock compensation
       expense                         794      624    1,680    1,227

Non-GAAP net income (loss)            $648  $(1,440)    $565  $(1,811)
                                    ======= ======== ======== ========

GAAP net loss per share             ($0.00)  ($0.07)  ($0.04)  ($0.10)
  Reconciling item:
     -Stock compensation expense      0.02     0.02     0.06     0.04

                                    ------- -------- -------- --------
Non-GAAP net income (loss) per
 share: Basic and Diluted            $0.02   $(0.05)   $0.02   $(0.06)
                                    ======= ======== ======== ========

Shares used in computing non-GAAP
 net income (loss) per share
  Basic                             31,945   31,293   31,820   31,157
  Diluted                           32,882   31,293   32,751   31,157




                             MOSYS, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)


                                               June 30,   December 31,
                                                 2007         2006
                                              ----------- ------------
                                              (unaudited)  (audited)
Assets:
 Current assets:
       Cash, cash equivalents and short-term
        investments                              $71,962      $81,807
       Accounts receivable - net                     356        2,491
       Unbilled contract receivable                  716          360
       Prepaid expenses and other assets           3,223        2,831
                                              -----------    ---------
              Total current assets                76,257       87,489

 Long-term investments                            15,633        2,492
 Property and equipment - net                      1,258          855
 Goodwill                                         12,326       12,326
 Other assets                                        418          598
                                              -----------    ---------
              Total assets                      $105,892     $103,760
                                              ===========    =========


Liabilities and Stockholders' Equity:
 Current liabilities:
       Accounts payable                             $295         $307
       Accrued expenses and other liabilities      1,484        1,865
       Deferred revenue                              637          619
                                              -----------    ---------
              Total current liabilities            2,416        2,791

  Long-term portion of restructuring
   liability                                           -           54

 Stockholders' equity:
       Common stock, additional paid-in
        capital and others                       110,763      107,087
       Accumulated deficit                        (7,287)      (6,172)
                                              -----------    ---------
              Total stockholders' equity         103,476      100,915

                                              -----------    ---------
              Total liabilities and
               stockholders' equity             $105,892     $103,760
                                              ===========    =========



    CONTACT: MoSys
             Jim Pekarsky, CFO, 408-731-1846
             jimp@mosys.com
             or
             Shelton Investor Relations
             Beverly Twing, Senior Account Manager, 972-239-5119 x126 btwing@sheltongroup.com